Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Sherry Lauderback
Vice President, Investor Relations
& Communications
(248) 631-5506
sherrylauderback@trimascorp.com

TRIMAS TO MOVE STOCK LISTING TO THE NASDAQ GLOBAL MARKET®

Ticker Symbol to Remain TRS

BLOOMFIELD HILLS, Michigan, August 12, 2009 – TriMas Corporation (NYSE: TRS) – a diversified manufacturer of engineered and applied products – announced today that it will voluntarily transfer its stock exchange listing in the U.S. from The New York Stock Exchange to The NASDAQ Global Market® effective August 24, 2009. The company’s stock will continue to trade under the symbol “TRS.”

We believe that NASDAQ offers TriMas and its shareholders advanced technologies and cost-effective services, as well as efficient and transparent market access and execution,” commented David Wathen, TriMas’ President and Chief Executive Officer.

“We are delighted that TriMas selected NASDAQ as their market of choice,” said Bruce Aust, Executive Vice President, NASDAQ OMX. “We look forward to providing them and their shareholders with the best products and services NASDAQ OMX has to offer,” he added.

About TriMas

Headquartered in Bloomfield Hills, Michigan, TriMas Corporation (NYSE: TRS) provides engineered and applied products for growing markets worldwide. TriMas Corporation is organized into five strategic business segments: Packaging, Energy, Aerospace & Defense, Engineered Components and Cequent. TriMas Corporation has approximately 4,000 employees at 70 different facilities in 11 countries. For additional information, please visit www.trimascorp.com.

Cautionary Notice Regarding Forward-looking Statements

Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, the Company’s ability to maintain compliance with the listing requirements of the New York Stock Exchange, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

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